SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event       November 4, 1996 (October 28, 1996)
reported):                                 -------------------------------------


                           NEXTEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                  0-19656                   36-3939651
      (State or other            (Commission              (I.R.S. Employer
       jurisdiction               File Number)           Identification No.)
     of incorporation)


            1505 Farm Credit Drive, McLean, VA                     22102
         (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including                (703) 394-3000
area code:                                 -------------------------------------




--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

Nextel Communications, Inc. ("Nextel") has entered into an agreement and plan of merger dated October 28, 1996 with Wireless Ventures of Brazil, Inc., an operator of specialized mobile radio systems in Brazil ("WVB"), providing for the merger of WVB with a wholly-owned subsidiary of Nextel. WVB is principally owned by Telcom Ventures, LLC, the indirect majority shareholder of LCC International, Inc., a wireless-engineering consulting firm. Nextel will issue $186,300,000 of its Class A Common Stock ("Nextel Common Stock") to the WVB shareholders in exchange for 81% of the outstanding shares of WVB stock. The exact number of shares of Nextel Common Stock to be issued to the WVB shareholders will be determined based on the average closing price of Nextel Common Stock on the Nasdaq Stock Market during the 20-day trading period beginning on October 29, 1996. The closing of the transaction is subject to U.S. regulatory approvals, the approval of the WVB shareholders and customary closing conditions.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements of Business Acquired.

            Not Applicable.


        (b) Pro Forma Financial Information.

            Not Applicable.

        (c) Exhibits.

             Exhibit No.  Exhibit Description
                99.1    - Press release dated October 29, 1996.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NEXTEL COMMUNICATIONS, INC.


Date: November 4, 1996                    By: THOMAS J. SIDMAN
                                              ---------------------------------
                                             Thomas J. Sidman
                                             Vice President and General Counsel

                                  EXHIBIT INDEX


Exhibit No.      Exhibit Description
   99.1     -    Press release dated October 29, 1996.